Exhibit 10.26
AMENDMENT TO THE PENTAIR, INC.
OUTSIDE DIRECTORS NONQUALIFIED
STOCK OPTION PLAN
1.	Background. The Board of Directors of Pentair, Inc. has authorized, effective December 14, 2006, an amendment of the Pentair, Inc. Outside Director’s Nonqualified Stock Option Plan to eliminate prospectively the feature which previously allowed, under certain circumstances, for the automatic issuance of reload options when options are exercised by means of a stock swap.

2.	Effective December 14, 2006, the title of Section 5(d) is amended to read “Omitted” and the provisions of Section 5(d) are deleted in their entirety and eliminated from the NQSO Plan.

3.	The foregoing amendments shall apply to options issued under the NQSO Plan after the effective date of this amendment but the reload provisions hereby eliminated shall remain in effect for earlier grants as otherwise applicable.

The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc.

PENTAIR, INC.
Dated: December 14, 2006	By:	/s/ Louis L. Ainsworth

	Its:	Secretary